Exhibit 23.1

[LETTERHEAD OF KIRKLAND, RUSS, MURPHY & TAPP]

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders

BBJ Environmental Technologies, Inc.

  and Subsidiaries:

We have audited the accompanying consolidated balance sheets of BBJ Environmental Technologies, Inc. and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BBJ Environmental Technologies, Inc. and Subsidiaries as of December 31, 2003 and 2002, and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the consolidated financial statements, the Company’s significant operating losses and accumulated deficit raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 7. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kirkland, Russ, Murphy & Tapp P.A.

February 19, 2004